EXHIBIT 107

Calculation of Filing Fee Tables

Form S-8
(Form Type)

Athersys, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, $0.001 par value per share	Other	10,000,000	$0.86	$8,600,000	$92.70 per $1 million	$797.22
Total Offering Amounts					$8,600,000		$797.22
Total Fee Offsets							$0
Net Fee Due							$797.22

The amount registered reflected in Table 1 above represents the maximum number of shares of common stock, par value $0.001 per share (the “Common Shares”), of Athersys, Inc. (the “Registrant”) deliverable upon the exercise of stock options granted to Mr. Daniel Camardo on February 14, 2022 pursuant to a Nonqualified Stock Option Inducement Agreement, dated as of February 14, 2022, by and between the Registrant and Mr. Camardo (the “Option Inducement Agreement”), being registered on the Registration Statement on Form S-8 (the “Registration Statement”) to which this exhibit relates. See “Explanatory Note” in the Registration Statement for more information. Pursuant to Rule 416 of the Securities Act of 1933 (the “Securities Act”), the Registration Statement also covers such additional Common Shares as may become issuable pursuant to the anti-dilution provisions of the Option Inducement Agreement. Pursuant to paragraph (h) of Rule 457 of the General Rules and Regulations under the Securities Act, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the fee have been calculated on the basis of the exercise price for the grant evidenced by the Option Inducement Agreement.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associ-ated with Fee Offset Claimed	Security Title Associ-ated with Fee Offset Claimed	Unsold Securities Associ-ated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources

The Registrant is not relying on Rule 457(p) under the Securities Act to offset any of the filing fee due with respect to the Registration Statement to which this exhibit relates, so no information is provided under this Table 2.